Exhibit 99.1

     Aegis Assessments, Inc. Announces New Production Facility and Collaboration with 3Netics Corporation of Redmond, Washington

    NEWPORT BEACH, Calif.--(BUSINESS WIRE)--Oct. 13, 2003--Aegis Assessments, Inc. (OTCBB:AGSI) announced today that it will be moving into its new production facility to begin production of the Aegis SafetyNet(TM) Mobile Command Post, a mobile wireless broadband communication system for emergency response, and the EKHO(TM) Radio Bridge, which interconnects incompatible radios and bridges them beyond their normal capabilities. The company also announced that it will be working with the Redmond, Washington based 3Netics Corporation on engineering certain imbedded components for Aegis' products.
    "3Netics is proud to join the Aegis team to support their in-house product design staff," said Barton F. Norton, CEO of 3Netics. "Our first assignment will be to take the EKHO prototype to a family of products that cover a wide range of price and performance. From the EKHO EL priced under $2,500 to the EKHO XL at $6,000, Aegis customers will find a model to suit their exact needs." The project manager will be David O'Connor, 3Netics' chief technologist, a radio and imbedded computer expert. Mr. Norton added that the principals in 3Netics are inventor/entrepreneurs with a half of a century of combined experience in designing and fabricating a wide variety of high-technology products and systems.
    "As we ramp up production, collaboration with firms like 3Netics will be critical in reducing costs while maintaining our state-of-the-art technologies," said Aegis CEO Eric Johnson.
    Additionally, Mr. Norton has joined Aegis' Advisory Board. As an experienced automation engineer with a background in imbedded systems, biotechnology, semiconductors, and robotics, Mr. Norton will be a valuable addition to the Board. He has extensive experience in creating and implementing marketing programs for high-technology equipment, especially new and innovative products, with over thirty years' experience in product development, product marketing, and strategic planning in various high-technology industries. Mr. Norton holds a Master of Electrical Engineering Degree from Cornell University and a Master of Business Administration Degree in Finance and Marketing from Carnegie-Mellon University.

    About Aegis Assessments, Inc.

    Aegis Assessments, Inc. (OTCBB: AGSI) provides leading edge wireless and security technologies for the U.S. Government, law enforcement, and private corporations for Homeland Security and emergency response applications. We are developing our technologies to be the standard in secure interoperable communication systems that improve emergency response capabilities. Our patent-pending wireless communication system, the Aegis SafetyNet(TM), operates on a secure wireless network system providing high-speed video, audio, and data communication in any type of emergency.

    "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve risks and uncertainties. Statements in this press release other than statements of historical fact are forward-looking statements that are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. You should not place undue reliance on forward-looking statements, because they involve these risks and uncertainties. You should independently investigate and fully understand all risks before making investment decisions.

    CONTACT: Aegis Assessments, Inc., Newport Beach
             Richard Reincke, 877-718-7599 ext 402
             richard@aegiscorporate.com
             www.aegiscorporate.com